Exhibit 99.1
Hanmi Financial Corp. Receives
$6.9 Million Investment
LOS ANGELES — September 8, 2009 — Hanmi Financial Corporation (Nasdaq: HAFC), the holding company of Hanmi Bank, announced that it has received an initial investment of $6.9 million from a Korean investor following consultation with the Federal Reserve Board.
As previously announced, on June 12, 2009, Hanmi entered into a definitive securities purchase agreement — subsequently amended on July 31, 2009 — with Leading Investment & Securities Co., Ltd. (“Leading”), a Korean securities broker-dealer, whereby Leading committed to invest up to $11 million in common equity capital in Hanmi.
“We are pleased to have received the initial $6.9 million and we look forward to receiving the balance of $4.1 million following the applicable regulatory approvals,” said Jay S. Yoo, President and Chief Executive Officer of Hanmi. “When completed, Leading’s investment will augment Hanmi’s capital reserves and, in conjunction with our program to deleverage the balance sheet, will enhance our ability to weather the current recession and emerge well-positioned to take advantage of opportunities as the economy recovers.” Hanmi is also in active negotiations with certain Korean institutional investors relating to a larger equity capital infusion.
About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and two loan production offices in Virginia and Washington State. Hanmi Bank specializes in commercial, Small Business Administration (“SBA”) and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
About Leading Investment & Securities Co., Ltd.:
Leading Investment & Securities Co., Ltd. is a Korea-based financial service provider, specializing in providing securities brokerage, mergers and acquisitions and investment banking services and other financial services to a broad range of clients, including corporations, institutional investors and individuals. The Company’s goal is to become Korea’s leading on-line investment bank. Additional information is available at www.leading.co.kr.

Forward-Looking Statements:
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: the ability of Leading Investment & Securities Co., Ltd. and its affiliates to complete the proposed investments mentioned herein; receipt of requisite regulatory approvals of those investments; general economic and business conditions in those areas in which we operate; deterioration in the credit markets; availability of capital from private and government sources; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q filed thereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact:
David Yang
Investor Relations and Corporate Planning
213-637-4798 # # #